EXHIBIT 99.1
                                                                    ------------

                                                                    NEWS RELEASE
                                                                      LVS (NYSE)


                   LAS VEGAS SANDS CORP. ANNOUNCES PRICING OF
                              SENIOR NOTE OFFERING

LAS VEGAS, NEVADA--February 3, 2005--Las Vegas Sands Corp. announced today that it has priced an offering of $250 million in aggregate principal amount of senior notes due 2015 in a private offering under Rule 144A of the Securities Act of 1933. The senior notes will carry a coupon of 6.375%. The price to investors will be 99.089% resulting in a yield to maturity of 6.5%. This represents a spread of 233 basis points over the applicable U.S. treasury yield.

In conjunction with the offering, the company's operating subsidiaries, Las Vegas Sands, Inc. and Venetian Casino Resort, LLC, intend to enter into a $1.570 billion amended and restated senior secured credit facility, consisting of a $1.065 billion funded term loan, a $105 million delayed-draw term loan and a $400 million revolving credit facility. The amended credit facility is expected to include additional term loan borrowings of $400 million, increase the revolving credit facility by $275 million and include revised covenants to provide greater flexibility.

Las Vegas Sands Corp. intends to use the net proceeds of the offering and the $400 million of additional term loan borrowings under the amended credit facility to retire the outstanding 11% mortgage notes due 2010 of Las Vegas Sands, Inc. and Venetian Casino Resort, LLC. The proceeds from the offering will be deposited in an escrow account and released upon satisfaction of certain financing conditions, including the closing of the amended and restated senior secured credit facility. The offering of senior notes and the amended and restated senior secured credit facility are expected to close in February 2005. The company expects to realize significant reductions in interest expense as a result of these transactions.

The offering of senior notes will not be registered under the Securities Act of 1933, as amended, and the senior notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

ABOUT LAS VEGAS SANDS CORP.

Las Vegas Sands Corp. is a hotel, gaming, resort and exhibition/convention company headquartered in Las Vegas, Nevada. The company owns The Venetian Resort Hotel Casino and the Sands Expo and Convention Center, where it hosts exhibitions and conventions, in Las Vegas and the Sands Macao in the People's Republic of China Special Administrative Region of Macau. The company is also developing additional casino hotel resort properties in Macau, including the Macao Venetian Casino Resort.

Scott D. Henry
Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 733-5502

CERTAIN STATEMENTS INCLUDED ABOVE WHICH ARE NOT STATEMENTS OF HISTORICAL FACT AND STATEMENTS IDENTIFIED WITH THE WORDS "PLANS," "EXPECTED" OR "INTENDS" OR WORDS OF SIMILAR MEANING ARE INTENDED TO BE, AND ARE, IDENTIFIED AS "FORWARD-LOOKING STATEMENTS," AS DEFINED IN THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF LAS VEGAS SANDS CORP. AND ITS CONSOLIDATED SUBSIDIARIES TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULT, PERFORMANCE OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, AMONG OTHERS, THE ABILITY TO CONSUMMATE THE FINANCING TRANSACTIONS DESCRIBED ABOVE, CHANGES IN THE CONDITIONS IN DEBT MARKETS, CHANGES IN INTEREST RATES, LARGE SCALE DISASTERS OR FORCE MAJEURE EVENTS AND CHANGES TO GENERAL ECONOMIC CONDITIONS, AND OTHER FACTORS MENTIONED IN DOCUMENTS FILED BY LAS VEGAS SANDS CORP. WITH THE SECURITIES AND EXCHANGE COMMISSION.